Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS





         We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-36004) of Public Storage, Inc., formerly Storage Equities, Inc., pertaining to the 1990 Stock Option Plan, the Registration Statement on Form S-8 (No. 33-55541) pertaining to the 1994 Stock Option Plan, the Registration Statement on Form S-8 (No. 333-13463) pertaining to the 1996 Stock Option and Incentive Plan, the Registration Statement on Form S-8 (No. 333-75327) pertaining to the 1994 Share Incentive Plan, the Registration Statement on Form S-8 (No. 333-50270) pertaining to the PS 401(k)/Profit Sharing Plan, the Registration Statement on Form S-8 (No. 333-52400) pertaining to the 2000 Non-Executive/Non-Director Stock Option and Incentive Plan, the Registration Statement on Form S-3 (No. 333-81041) and in the related prospectus, the Registration Statement on Form S-4 (No. 333-86899) and in the related prospectus, the Registration Statement on Form S-4 (No. 333-84126) and in the related prospectus, in the Registration Statement on Form S-3 (No. 333-101425) and in the related Prospectus and the Registration Statement on Form S-4 (No. 333-103190), and in the related prospectus of our report dated February 21, 2003 with respect to the consolidated financial statements and schedule of Public Storage, Inc. included in the Annual Report (Form 10-K) for 2002 filed with the Securities and Exchange Commission.

                                                               ERNST & YOUNG LLP

March 28, 2003
Los Angeles, California